EXHIBIT 99.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

Pursuant to 18 U.S.C. § 1350, I, Peter Mak, the Chief Financial Officer of Teda Travel Incorporated, a Florida corporation (the “Company”), hereby certifies that the Company’s Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 2003 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:

May 20, 2003

/s/  Peter Mak

Name:

Peter Mak

Title:

Chief Financial Officer